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                                                                   Exhibit 10.4

                                SUPPLY AGREEMENT

      THIS SUPPLY AGREEMENT (the "Agreement") made and entered into effective as of the 30th day of March, 1998 (the "Effective Date"), by and between BRUKER AXS, INC. with offices at 6300 Enterprise Lane, Madison, Wisconsin 53719 (hereinafter "BAXS") and Lockheed Martin Fairchild Systems with offices at 1801 McCarthy Boulevard, Milpitas, California 95035 (hereinafter "LMF").

      WHEREAS, LMF is the owner of certain proprietary hardware, software and technology and desires to develop, manufacture and market a stand-alone, digital, charge-coupled device ("CCD") image acquisition camera (the "CCD Camera") and various other related items (collectively the "Large Direct Imaging Detector" or the "LDI Detector") for research and industry;

      WHEREAS, BAXS desires to purchase the LDI Detector from LMF and LMF desires to sell the LDI Detector to BAXS so that BAXS can integrate the LDI Detector in its manufacture and sale of its diffraction systems under the terms and conditions set forth in this Agreement; and

      WHEREAS, BAXS desires to obtain a license to distribute the LDI Detector and written documentation therefor, and LMF desires to grant BAXS a license to distribute the LDI Detector and such documentation, all on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, for and in consideration of the premises, the mutual covenants, representations and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

SECTION 1. DEFINITIONS.

      For the purposes of this Agreement, the definitions set forth in this Section shall apply to the respective capitalized terms:

      1.1 "Agreement" - This Agreement, including any exhibits, appendices or attachments attached hereto.

      1.2 "LDI Detector" - The CCD Camera adapted for use in the Field of X-Ray Diffraction as more fully described in both Exhibit A attached hereto and the Specifications, and including the Hardware, Software and Maintenance Modifications.

      1.3 "Documentation" - Those printed instructions, manuals, and diagrams pertaining to the LDI Detector and the Software, as described in Exhibit A.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [**] AND FILED SEPARATELY WITH THE COMMISSION.

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      1.4 "End-User" - A customer of BAXS to whom BAXS or its distributors have sold LDI Detectors either separately, or as part of its Diffraction Systems, for use in the regular course of such customer's business, and/or for resale by an OEM customer as part of such customer's system.

      1.5 "Enhancement(s)" - Computer program modifications or additions, other than Maintenance Modifications, that may be integrated with the Software or Hardware or offered separately by LMF and that alter the functionality of the Software or Hardware or add new functions thereto.

      1.6 "EPROM" - A chip on which the stored memory can be erased and the chip reprogrammed by "burning in" new Software.

      1 .7 "Error" - A defect in the Software or Hardware that prevents the Software or Hardware from functioning in substantial conformity with the Specifications.

      1.8 "Field of X-Ray Diffraction" - Any application which involves the diffraction of x-rays by a sample in which the incident and measured diffracted beam are of the same energies ("coherent scattering"), including, but not limited to, single crystal diffraction, polycrystalline diffraction, and small angle and wide angle scattering applications.

      1.9 "Hardware" - All items of equipment available from LMF and specified in Exhibit A, including all Maintenance Modifications thereto.

      1.10 "Maintenance Modification(s)" - Changes to be integrated with the Software or Hardware, which (i) correct any Errors therein, or fix "bugs" in the Software, even though such Errors or "bugs" do not prevent the Hardware or Software from functioning in substantial conformity with the Specifications, and
(ii) do not alter the functionality of the Hardware or Software or add any new functions thereto.

      1.11 "Marketing Territory" - The entire world.

      1.12 "Object Code" - Computer programs assembled or compiled in magnetic or electronic binary form on software media, which are readable and usable by machines, but not generally readable by humans without reverse assembly, reverse compiling, or reverse engineering.

      1.13 "OEM"- A company which purchases hardware and software from a vendor and adds value, in the form of applications software or other components, and then resells both the hardware and software as a system.

      1.14 "Software" - The computer software that is listed in the Exhibit A attached hereto, including all Maintenance Modifications thereto.


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      1.15 "Source Code" - A computer software program written in higher-level programming languages which is sometimes accompanied by English language comment and is intelligible to trained programmers and may be translated to Object Code for operation on computer equipment through the process of compiling.

      1.16 "Specifications" - The LDI Detector functionality and performance standards set forth in Exhibit A.

      1.17 "Statement of Work" - The description of the development work to be undertaken by LMF as set forth in Exhibit A attached hereto.

SECTION 2. AGREEMENT TO PURCHASE AND SELL; EXCLUSIVITY.

      2.1 BAXS agrees to purchase the LDI Detector from LMF and LMF agrees to sell the LDI Detector to BAXS during the term of this Agreement and any extensions hereof in accordance with the terms and conditions set forth in this Agreement.

      2.2 Prices set forth in Exhibit B are exclusive of any and all United States, state and local excise, sales, use or similar taxes and shipping and insurance costs. When applicable, such items shall appear as separate additional items on LMF invoices and shall be paid by BAXS.

      2.3 The purchase and sale obligations in Section 2.1 shall be on an exclusive basis for the Marketing Territory and for the Field of X-Ray Diffraction for so long as the conditions set forth in Section 2.4 and Exhibit C attached hereto are met. However, at all times when the LDI Detector is not fully available to BAXS from LMF in accordance with the provisions hereof, BAXS shall be free to purchase products from third parties which violate the exclusivity set forth in this Section 2.3 without being in breach of this Agreement or any provision hereof.

      2.4 If and for so long as BAXS shall continue to place orders with requested delivery dates and take delivery of the number of units of the LDI Detector as provided in Exhibit C, and provided LMF has not terminated its exclusivity obligations hereunder pursuant to Section 2.5, LMF shall not knowingly (i) market, sell or license in any way the LDI Detector or any product based on the LDI Detector to any person or entity for use in the Field of X-Ray Diffraction; or (ii) develop any equipment which has the same system concept as the LDI Detector for use in the field of X-Ray Diffraction or the same arrangement of components for use in the Field of X-Ray Diffraction for any person or entity which is a supplier of X-ray diffraction equipment. If BAXS or LMF identifies, during the period of exclusivity, that LMF, or its representatives, has unknowingly sold and delivered the LDI Detector for use in the Field of X-Ray Diffraction to a third party, such sale will count towards the minimum number of units set forth in Exhibit C for the period in which the sale was identified. BAXS acknowledges LMF's proprietary and intellectual property rights in its CCD technology and


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agrees that nothing contained in this Agreement shall be deemed to limit, prejudice or be deemed as a waiver of any such rights by LMF, its successors or assigns. LMF's obligations to BAXS under this Section 2.4 shall continue throughout the term of this Agreement. For purposes of Exhibit C, each chip used in a "Mosaic" or "Buttable" array shall count as one (1) unit.

      2.5 Solely with respect to the exclusivity provisions provided in Section 2.4, in the event that BAXS does not continue to place orders of the minimum number of units set forth in Exhibit C with requested delivery dates for any particular period, LMF may, as its sole remedy, terminate its exclusivity obligations under Section 2.4 by notice to BAXS. If within ninety (90) days after such notice, BAXS has not cured the default, such termination shall be effective for the remaining term of this Agreement and for any extensions hereof. Any termination by LMF under this Section 2.5 shall have no effect on either any currently outstanding orders or LMF's obligations to fulfill any other orders of BAXS thereafter in accordance with this Agreement.

      2.6 LMF shall develop the LDI Detector as set forth in Exhibit D attached hereto.

      2.7 Any changes to either the Statement of Work or to the LDI Detector thereafter shall occur only with the mutual agreement of the parties.

SECTION 3. TERMS OF PAYMENT AND PRICING

      3.1 The pricing for the LDI Detector shall be as set forth in Exhibit B attached hereto. Prior to the implementation of any change to this Agreement or orders hereunder, BAXS and LMF will mutually agree on (a) the changes to be implemented, (b) any resulting cost impact, and (c) any resulting schedule impact.

      3.2 Milestone payments shall be made in accordance with the Milestone Payment Schedule provided in Paragraph 2 of Exhibit D. Invoices shall be rendered by LMF on the date of shipment of the LDI Detector hereunder (except in the case of invoices for milestone payments or pursuant to Section 15). Payment shall be made on invoices, in full, net thirty five (35) days after the date of invoice. All proper invoices which are not paid within the required time period shall bear interest at the rate of nine percent (9%) per annum. Final acceptance of the LDI Detectors shall occur upon successful completion of the Acceptance Test Procedure and shipment by LMF. Notwithstanding the foregoing provisions of this Section 3.2, the following shall be applicable:

            3.2.1 BAXS shall have the right to have a representative present at all times and from time to time at LMF's facility to observe and, if necessary, perform quality tests on the LDI Detectors prior to the shipment of LDI Detectors by LMF.


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            3.2.2 Whether or not such BAXS representative has been present at
LMF. if the parties, acting in good faith, determine that LDI Detectors are experiencing quality problems after arrival at BAXS, the parties will address the situation.

SECTION 4. ORDERING.

      4.1 LMF agrees to be prepared to ship the LDI Detectors. During the first week of each month, BAXS shall provide LMF with monthly forecasts of LDI Detectors BAXS estimates that it will need during the subsequent twelve (12) month period in the form of a 12-month blanket purchase order for a specified quantity of LDI Detectors.

            4.1.1 The first six (6) months of the blanket purchase order shall be deemed a firm order. Delivery dates of a firm order must be at least ninety
(90) days from the date that the firm order is placed and can be rescheduled by mutual agreement between BAXS and LMF.

            4.1.2 The succeeding six (6) months of the blanket purchase order shall be deemed a 6-month forecast and can be rescheduled, at no cost to BAXS, at least 90 days from the date of the rescheduling request.

            4.1.3 Notwithstanding the other provisions of this Section 4.1, upon the execution of this Agreement BAXS shall place a firm order with LMF for the performance of the Statement of Work and for [**] units of the LDI Detector.

      4.2 Purchase orders shall be directed to the attention of LMF's principal location and LMF agrees to deliver the LDI Detectors ordered. Each purchase order shall refer to and indicate that it is being submitted subject to the terms and conditions of this Agreement. If the terms of BAXS' purchase order and this Agreement differ, the terms of this Agreement shall prevail.

      4.3 Purchase orders submitted under this Agreement will specify:

                  4.3.1 identity of the LDI Detector ordered;

                  4.3.2 the quantity of such LDI Detector ordered;

                  4.3.3 the full price for each such LDI Detectors;

                  4.3.4 shipping instructions;

                  4.3.5 date of expected delivery at BAXS' dock; and

                  4.3.6 any other special information required by this Agreement or by the circumstances of the order.

      4.4 All deliveries will be made F.O.B. LMF's facility at Milpitas, California. CCD Systems shall be packed in accordance with LMF's best standard commercial practices as approved by BAXS or in accordance with BAXS' instructions, if any are given, so as to prevent damage during shipment. Title and risk of loss shall, subject to proper packing and proper delivery of the LDI Detectors to the carrier, pass to BAXS upon delivery to the

[**]Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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common carrier or BAXS' representative at the F.O.B. point. All transportation charges shall be freight collect unless otherwise specified. Shipping instructions will be designated by BAXS for each shipment. If not designated, shipment will be with a carrier selected by LMF. BAXS will notify LMF in writing relative to any shortage within thirty (30) days from BAXS' receipt of the shipment.

      4.5 LMF will deliver LDI Detectors ordered at such times as requested by BAXS. LMF agrees to provide BAXS with timely notice of any delay in LDI Detector production or delivery. BAXS' knowledge of such delays is not a waiver, direct or implied, of LMF's production or delivery obligations hereunder.

SECTION 5. LICENSES GRANTED.

      LMF hereby grants to BAXS, and BAXS hereby accepts, a nonexclusive, nontransferable right and license to use and employ the Software, including all Maintenance Modifications, and to distribute the Software as embedded firmware, either separately as embedded firmware alone (including, without limitation, as EPROM chip upgrades), or as part of the LDI Detector, and the right to sublicense others, including BAXS' distributors and/or End Users, in the Marketing Territory and in the Field of X-Ray Diffraction during the term of this Agreement and any extensions or renewals hereof; provided, however, that the license to use the Software granted herein is limited to use in connection with the LDI Detector. LMF further grants to BAXS a right and license to use the Software for marketing and demonstration purposes and for the training of customers.

SECTION 6. CONFIDENTIALITY OF INFORMATION; PROTECTION AND SECURITY.

      6.1 Subject to Section 12 hereof, BAXS shall use all reasonable efforts to protect and defend the proprietary nature of the LDI Detector. Except as expressly provided otherwise in this Agreement, BAXS shall not copy, modify, transcribe, store, translate, sell, lease, or otherwise transfer or distribute any of the Software, in whole or in part, without prior authorization in writing from LMF.

      6.2 LMF shall retain all copyrights, trademarks, trade secrets, patents, mask works and all other intellectual property embodied in the LDI Detector and in any Maintenance Modifications or Enhancements to the LDI Detector. LMF may file patent applications related to the Hardware and Software, including Maintenance Modifications and Enhancements, but is not required to do so.

      6.3 By operation of and performance under this Agreement, each party may have access to information that is identified as confidential by the other (the "Confidential Information"). The Confidential Information shall mean any of the discloser's trade secrets and other competitively sensitive data or information disclosed under this Agreement, including, without limitation, technical or nontechnical data, formulas, patterns, compilations.


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programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product and marketing plans or lists of actual or potential customers or suppliers. Any Confidential Information which is disclosed orally to the other party shall be identified in writing as such by the disclosing party no later than ten (10) days after the date of the oral disclosure.

      6.4 A party's Confidential Information shall not include Information which: (a) is or becomes a part of the public domain through no act or omission of the receiving party; (b) was known by the receiving party prior to such disclosure by the disclosing party; (c) is lawfully disclosed to the receiving party by a third party without restriction on such disclosure; (d) with respect to information that is the same as or substantially identical to the Confidential Information, is independently developed and is so documented by the receiving party; (e) is required to be disclosed by law, except to the extent eligible for special treatment under an appropriate protective order and subject to the receiving party's obligation to notify the disclosing party of the requirement in a timely manner; or (f) is approved for disclosure by prior written consent of an authorized representative of the disclosing party.

      6.5 The parties agree, both during the term of this Agreement and for three (3) years after the termination of this Agreement, to hold each other's Confidential Information in confidence for so long as such information continues to be a trade secret. During this period, the parties agree not to disclose or make each other's Confidential Information available, in any form, to any third party or to use each other's Confidential Information for any purpose other than as permitted by this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is disclosed or distributed by its employees or agents only on a need-to-know basis and not in violation of any provision of this Section 6.

SECTION 7. QUALITY ASSURANCE.

      7.1 LMF agrees to maintain a formal Quality Assurance Program in accordance with its approved Quality Assurance Manual. Further, LMF agrees to ensure that all LDI Detectors are subjected to any additional mutually agreed quality assurance tests identified by BAXS. Within one hundred eighty (180) days of the Effective Date, LMF shall be subject to a preliminary quality certification audit by BAXS. On a periodic basis or upon determination of need based upon problems, LMF shall be subject to a quality audit. These audits, to be performed by a BAXS representative, shall serve to verity that LMF is maintaining or improving quality and operational capabilities.

      7.2 LMF agrees to maintain workmanship standards that have been demonstrated to BAXS quality assurance personnel and to notify BAXS quality assurance personnel of any material changes in its workmanship standards.


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      7.3 LMF shall only provide refurbished or repaired units to BAXS in response to BAXS' orders for new units if the refurbished or repaired units are the same as and equivalent to new units in all respects.

SECTION 8. AGENCY APPROVALS

      LMF agrees that all LDI Detectors sold hereunder meet Underwriters Laboratories, Inc. ("UL") and the Canadian Underwriters Laboratories, Inc. ("CUL") specifications and have been approved by each entity and labeled accordingly. LMF shall provide each End-User with a copy of the UL and CUL approval certifications. LMF will obtain any mutually agreed to equivalent international certification (i.e. CE).

SECTION 9. WARRANTIES.

      9.1 LMF warrants that the LDI Detectors sold hereunder will conform to the Specifications and will be free from defects in material and workmanship under normal use, storage and service when stored or installed in accordance with instructions provided by LMF for a period of fifteen (15) months from the date of shipment from LMF's facility or twelve (12) months from the date of successful installation at the End-User's site, whichever is shorter. BAXS may pass this warranty on to each End-User. This warranty shall not apply and will be considered void if BAXS, its distributors or end users mishandle, misuse, abuse or attempt unauthorized repairs of the LDI Detector. This warranty shall not apply and will be considered void if BAXS, its distributors or end users, modify or alter the LDI Detector without the written consent of LMF.

      9.2 If any LDI Detectors are defective in materials or workmanship, or do not conform to the Specifications, BAXS shall have the right to return them to LMF. The defective LDI Detectors will be returned, with a description of the failure, freight collect. The defective LDI Detectors will either be repaired or replaced, at LMF's option and at no charge to BAXS, within twenty (20) working days of receipt, and returned freight prepaid to BAXS. LMF shall notify BAXS if the LDI Detector will be replaced. If the failure occurs within sixty (60) days of installation at BAXS' customer's site, then the defective LDI Detector must be repaired or replaced with a new unit of LDI Detector within the schedule described above.

      9.3 Should LMF, for any reason, fail to honor the warranty provisions herein, LMF shall be deemed in breach of this Agreement and shall have thirty
(30) days from receipt of notice from BAXS to cure such breach. BAXS may pursue any and all other remedies available to it under the law or in equity, in a cumulative manner and not in the alternative. LMF acknowledges that BAXS has an independent reputation with its customers which BAXS may desire to protect despite any breach by LMF.

      9.4 LMF DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY WARRANTIES AS TO THE SUITABILITY


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OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY LDI DETECTOR OR
SOFTWARE FURNISHED HEREUNDER. IN NO EVENT SHALL LMF BE LIABLE FOR ANY LOST OR ANTICIPATED PROFITS, OR ANY INCIDENTAL, EXEMPLARY, SPECIAL, OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT LMF WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SECTION 10. DELIBERATELY OMITTED.

SECTION 11. TECHNICAL SUPPORT AND DOCUMENTATION.

      The technical support and documentation requirements will be agreed upon during the development phase of the LDI Detector.

SECTION 12. INTELLECTUAL PROPERTY INDEMNITY.

      12.1 Except as hereinafter limited, LMF shall defend at is own expense and indemnify BAXS from and against any liability arising out of any claim that any LDI Detector purchased hereunder infringes a valid patent or is in violation or infringement of any copyright, trade secret, or other proprietary rights of third parties, provided that BAXS shall have promptly given LMF timely written notice thereof and reasonable cooperation, information and assistance in connection therewith, and LMF shall have sole control and authority with respect to defense, settlement, or compromise thereof. BAXS may, at its option and expense, participate in the defense and settlement of any such claim or liability under this Agreement; however, if BAXS agrees to a settlement of such claim or liability without the written consent of LMF, LMF shall have no obligation to indemnify BAXS in connection with such settlement. Should LDI Detectors delivered hereunder become or, in LMF's opinion, be likely to become the subject of such a claim LMF may, at its option, either procure for BAXS the right to continue using such LDI Detectors or replace or modify the LDI Detectors so that they become non-infringing or refund a pro-rata amount of the purchase price paid by BAXS based on a 36 month straight amortization.

      12.2 LMF will not indemnify or hold harmless BAXS if an infringement occurs due to:

            12.2.1 modification or alteration of the LDI Detector not performed or authorized by LMF;

            12.2.2 use of the LDI Detector for other than its intended purpose in the Field of X-Ray Diffraction;

            12.2.3 Combination of the LDI Detector with other products not supplied by LMF; or


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            12.2.4 adherence to BAXS' specifications other than the
Specifications.

SECTION 13. LDI DETECTOR ENHANCEMENTS AND UPGRADES; NEW LDI DETECTORS.

      LMF shall provide BAXS with information regarding future Enhancements to be made to the LDI Detector and Software. These Enhancements, upon agreement of the parties, will be included in this Agreement as part of the LDI Detector. As soon as reasonably possible after each phase of testing of Enhancements, LMF agrees to make such Enhancements and/or information regarding the testing performed with such, available to BAXS for analysis and review. The purpose of this provision is to allow BAXS to be aware of, and familiar with, Enhancements prior to their release. LMF further agrees that all Software, including Object Code, related to all such mutually agreed upon Enhancements is included in the Proprietary Data licensed under Section 5. Prior to the implementation of any change to this Agreement or orders hereunder, BAXS and LMF will mutually agree on (a) the changes to be implemented, (b) any resulting cost impact, and (c) any resulting schedule impact.

SECTION 14. REPAIRS AND REFURBISHMENT.

      The repair and refurbishment requirements will be agreed upon during the development phase of the LDI Detector.

SECTION 15. TERM AND TERMINATION.

      15.1 The initial term of this Agreement begins on the Effective Date and expires on the completion of the delivery of the first [**] production units of the LDI Detector, unless terminated earlier as set forth in this Agreement. At the end of the initial term, the term of this Agreement shall be automatically renewed for a series of successive one (1) year terms unless notice of non-renewal is provided by one party to the other at least ninety (90) days prior to any such renewal date, provided that as long as BAXS maintains exclusivity pursuant to Sections 2.3 and 2.4 by purchasing the minimum quantities provided for therein, LMF shall have no right to prevent the renewal of this Agreement.

      15.2 Either party may terminate this Agreement and any outstanding orders issued hereunder without further liability on its part if the other party, at any time and in any material respect, fails to comply with and perform pursuant to the terms and conditions of this Agreement (subject to all notice and cure provisions in Section 15.3).

      15.3 Should either party commit a material breach of its obligations hereunder, or should any of the representations of either party in this Agreement prove to be untrue in any material respect, the other party may, at its option, terminate this Agreement, by thirty (30) days' notice of termination, which notice shall identify and describe the basis for such termination. If prior to the expiration of such period, the defaulting party cures such default, termination shall not take place.


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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      15.4 BAXS shall have the right to terminate this Agreement at any time for any reason upon at least ten (10) days prior notice to LMF. Upon any such termination, the following shall be applicable:

            15.4.1 In the event there is a termination under this Section 15.4 prior to the delivery of the first acceptable production unit of the LDI Detector, the amount payable to LMF as a result of such termination shall be as follows:

                  15.4.1.1 In the event LMF fails to achieve Milestone 2 or Milestone 3 shown on Exhibit D, (a) BAXS shall have the right to terminate this Agreement immediately upon notice to LMF without any further obligation or liability on the part of BAXS of any nature whatsoever, and (b) LMF may retain any Milestone payments previously received by it.

                  15.4.1.2 In the event LMF achieves Milestone 2 shown on Exhibit D and BAXS terminates this Agreement under this Section 15.4 prior to the time LMF achieves Milestone 3 shown on Exhibit D, other than a termination for a failure of LMF to achieve Milestone 3 shown on Exhibit D,
(a) LMF may retain the [**] Milestone 1 payment previously received by it, and (b) BAXS shall pay to LMF an amount equal to LMF's nonrecurring engineering costs actually incurred hereunder in connection with the development of the LDI Detector, less [**], upon presentation by LMF to BAXS of all supporting documentation and back-up records requested by BAXS, provided that in no event shall any such payment by BAXS exceed [**].

                  15.4.1.3 In the event LMF achieves Milestone 3 shown on Exhibit D and BAXS terminates this Agreement under this Section 15.4 prior to the time LMF delivers its first production unit, other than for a failure to deliver an acceptable production unit. (a) LMF may retain the [**] payment for Milestones 1 and 2, and (b) BAXS shall pay to LMF an amount equal to LMF's non-recurring engineering costs actually incurred hereunder in connection with the development of the LDI Detector, less [**], upon presentation by LMF to BAXS of all supporting documentation and back-up reasonably requested by BAXS, provided that in no event shall any such payment by BAXS exceed [**].

            15.4.2 In the event there is a termination under this Section
15.4 after the delivery of the first acceptable production unit of the LDI Detector and before BAXS has paid for the first [**] production units of the LDI Detector, the following shall be payable by BAXS to LMF:

                  15.4.2.1 BAXS shall pay to LMF [**] less (a) all milestone payments made by BAXS under Exhibit D, and (b) an amount equal to [**] multiplied by the number of units of the LDI Detector paid for by BAXS as of such time.


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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                  15.4.2.2 BAXS shall pay to LMF an amount equal to the
actual costs incurred by LMF in purchasing raw materials and for the actual cost of any work in process, all solely to the extent related to the production by LMF of the first [**] units of the LDI Detector to be purchased by BAXS which have not yet been paid for by BAXS: provided, however, that BAXS shall have the option of (a) deducting from such payment an amount equal to the fair market value of each item as mutually agreed upon, or (b) requiring that all such items be delivered to BAXS. LMF shall provide to BAXS all supporting documentation and back-up records as BAXS may require in connection with the determination of such amount.

                  15.4.2.3 BAXS shall pay to LMF a fee of [**] of the costs actually incurred by LMF for the work performed by LMF in preparing for production of the first [**] LDI Detectors.

            15.4.3 In the event there is a termination under this Section
15.4 after BAXS has paid LMF for the first [**] LDI Detectors. BAXS shall have no liability to LMF under this Section 15.4 other than to pay for orders previously placed by BAXS hereunder in accordance with the provisions of this Agreement.

      15.5 Termination of this Agreement shall not relieve either party of the obligations incurred hereunder pursuant to Sections 5, 6, 9, 10, 12, and 15, which Sections shall survive such termination.

SECTION 16. LABELING; MARKS.

      16.1 LMF agrees to affix any labels, numbering, or symbols to the LDI Detectors, packaging, Software and Documentation, as reasonably requested by BAXS. BAXS will provide the artwork to be utilized by LMF hereunder.

      16.2 LMF recognizes the right of BAXS to the names "BRUKER" and other BAXS symbols, trademarks, trade names, logos and any variance thereof and those of its affiliates ("BAXS Marks"). LMF agrees not to use BAXS Marks without the express written consent of BAXS. LMF agrees not to raise or cause to be raised any question concerning the validity of BAXS Marks, and to notify BAXS promptly of any unauthorized use of BAXS Marks by a third party.

      16.3 BAXS recognizes the right of LMF to the names "Lockheed Martin Fairchild" and other LMF symbols, trademarks, trade names, logos and any variance thereof and those of its affiliates ("LMF Marks"). BAXS agrees not to use LMF Marks without the express written consent of LMF. BAXS agrees not to raise or cause to be raised any question concerning the validity of LMF Marks, and to notify LMF promptly of any unauthorized use of LMF Marks by a third party.


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

SECTION 17. MISCELLANEOUS.

      17.1 Force Majeure. The obligations of the parties hereunder shall be suspended by the occurrence of any unforeseeable event beyond the control of the parties which renders performance impossible or onerous, such as acts of God, riot, sabotage, fire, explosion, flood, casualty, inability to obtain suitable and sufficient labor or materials, or law or regulation restricting performance.

      17.2 Press Release; Confidentiality of Agreement. No press releases or any other announcement will be made by either party regarding this Agreement unless both parties reasonably agree to its contents in writing. Neither party will, without the prior written consent of the other party, in any public manner refer to the BAXS purchase and resale of LDI Detectors hereunder.

      Furthermore, the contents of this Agreement shall be deemed to be confidential and neither party shall disclose such to any third party without the prior written consent of the other party.

      17.3 No Waiver of Conditions. Failure of either party to insist upon strict performance of any of the terms and conditions hereunder or the delay in exercising any of its remedies shall not constitute a waiver of such terms and conditions nor a waiver of any default nor a waiver of any remedy.

      17.4 Compliance with Laws. LMF will comply with all applicable federal, state and local laws, including but not limited to those which specifically represent that any product to be delivered hereunder will be produced and sold to BAXS in compliance with all labor, health and safety laws, and all regulations issued pursuant to such statutes, as amended and applicable.

      17.5 Export Authorization. Unless otherwise agreed to by LMF in writing, BAXS shall assume all responsibility for obtaining any required export authorizations necessary to export from the United States any LDI Detectors purchased hereunder or technical data or documents to be supplied hereunder by LMF. BAXS shall not re-export LDI Detectors or technical data or documentation supplied by LMF, directly or through others, or the product of such data, to the proscribed countries for which such prohibition exists pursuant, to sections of the U.S. Export Administration Regulations unless properly authorized by the U.S. Government.

      17.6 No Joint Venture. The relationship of the parties under this Agreement shall be and shall at all times remain one of independent contractor only. Neither party is an employee, agent, or joint venture partner of the other party. Neither party shall have the authority to assume or create obligations on behalf of the other party with respect to the LDI Detectors or otherwise, and shall not take any action which has the affect of creating the appearance of its having such authority.

      17.7 Terms and Conditions of Sale. As referenced in Section 4, all purchase orders for LDI Detectors shall be subject to the terms and conditions of this Agreement. No other conditions or modifications of terms and conditions of this Agreement shall be effective unless specifically agreed to in writing by authorized representatives of both parties. Failure of either party to object to provisions contained in any purchase order or other communication from the other party shall not be construed as a waiver of these terms nor an acceptance of any such provision.

      17.8 Severability. If any one or more of the provisions, or portions of provisions of this Agreement shall be deemed by any court or quasi-judicial authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or portions of provisions contained herein shall not in any way be affected or impaired thereby.

      17.9 Notices. All notices from one party to the other shall be in writing and either personally delivered or sent via certified mail, postage prepaid and return receipt requested to:

      LMF:    Lockheed Martin Fairchild Systems
              1801 McCarthy Boulevard
              Milpitas, California 95035
              Attn: _________________________

      BAXS:   Bruker AXS, Inc.
              6300 Enterprise Lane
              Madison, WI 53719
              Attn: Mark Depp

or to such other person or places as either party may designate from time to time by notice hereunder. Such notices shall be deemed effective upon personal delivery or deposit in the mails in accordance herewith.

      17.10 Limitation of Liability. NEITHER LMF NOR BAXS SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUE, LOSS OF USE OF THE LDI DETECTOR OR ANY ASSOCIATED HARDWARE OR SOFTWARE, OR COST OF SUBSTITUTED FACILITIES, EQUIPMENT OR SERVICES WHICH ARISE OUT OF PERFORMANCE OR FAILURE TO PERFORM ANY OBLIGATION CONTAINED WITHIN THIS AGREEMENT, WHETHER THE CLAIM IS IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

      17.11 Captions. The captions or headings in this Agreement are for reference only and shall have no substantive effect.

      17.12 Assignment. Neither party shall delegate any duties nor assign any rights or claims under this Agreement, without prior written consent of the other party, which consent will not be unreasonably withheld, and any such attempted delegation or assignment shall be of no effect.

      17.13 Governing Law. The construction and performance of this Agreement shall be solely governed by the laws of the State of California without giving effect to any conflict of laws provisions.

      17.14 Entire Agreement. This Agreement, together with its Exhibits and other material incorporated herein by reference, sets forth the entire and only agreement between BAXS and LMF concerning the subject matter hereof.

      17.15 Authority. BAXS and LMF each represent to the other that it has due and proper authority to make and perform all duties and obligations set forth and contemplated by this Agreement.

      IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers/designees of the parties on the Effective Date.

BRUKER AXS, INC.                             LOCKHEED MARTIN FAIRCHILD SYSTEMS


By: /s/ Martin Haase                         By: /s/ John R. Olson
    --------------------------                   --------------------------
Title: President                             Title: Director of Contracts
       -----------------------                      -----------------------

EXHIBITS

Exhibit A: Description of the LDI Detector, Specifications and Statement of Work

Exhibit B: Order and Price Schedule

Exhibit C: Exclusivity - Quantity Schedule/minimum quantity requirements

Exhibit D: Development of LDI Detector

                                    EXHIBIT A

                 DESCRIPTION OF THE LDI DETECTOR, SPECIFICATIONS
                              AND STATEMENT OF WORK

                                TABLE OF CONTENTS

Purpose ................................................
Applicable Documents ...................................
Requirements ...........................................
Electronics Design Approach ............................
Sensor Operation .......................................
Specification ..........................................
Enhancements ...........................................
Design Reviews .........................................
Program Planning .......................................
Technical Interchanges .................................
Data ...................................................
Monthly Status Report ..................................
Acceptance Test Procedure ..............................
Acceptance Test Data ...................................
Certificate of Conformance .............................
Deliverables ...........................................
Maintenance and Product Support ........................

1.0 PURPOSE

This Exhibit A defines the tasks to be performed by LMF, the deliverable items and delivery schedule for the LDI Detector development.

2.0 APPLICABLE DOCUMENTS

The following documents of the exact issue form part of this Exhibit A to the extent that they are referenced herein:

Quality Requirements:      ISO-9000

3.0 REQUIREMENTS

3.1 ELECTRONICS DESIGN APPROACH

[**]


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

[**]

3.2 SENSOR OPERATION

[**]

3.3 SPECIFICATION

The following matrix provides the specification parameters, design goals, and specification that is acceptable to LMF:

------------------------------------------------------------------------------------------
             PARAMETER                   GOAL                    LMF SPECIFICATION
------------------------------------------------------------------------------------------
Active Area                          [**]                        [**]
------------------------------------------------------------------------------------------
Demagnification                      [**]                        [**]
------------------------------------------------------------------------------------------
Readout (software or jumper          [**]                        [**]
selectable)
------------------------------------------------------------------------------------------


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

[**]

3.4 ENHANCEMENTS

LMF shall provide BAXS with information regarding future Enhancements to be made to the LDI Detector and Software. These Enhancements, upon agreement of the parties, will be included in this Agreement as part of the LDI Detector. As soon as reasonably possible after each phase of testing of Enhancements, LMF agrees to make such Enhancements and/or information regarding the testing performed with such, available to BAXS for analysis and review. The purpose of this provision is to allow BAXS to be aware of, and familiar with, Enhancements prior to their release. LMF further agrees that all software, including Object Code, related to all such mutually agreed upon Enhancements is included in the Proprietary Data licensed under Section 5. Prior to implementation of any Enhancement or other change, BAXS and LMF will mutually


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

agree on i.) the specific Enhancement to be implemented, ii.) any resulting cost impact, and iii.) any resulting schedule impact.

3.5 DESIGN REVIEWS

The following reviews shall be conducted during the course of the development contract:

      A Program Kick Off meeting shall take place at LMF within the first two
        (2) weeks of contract award. This shall be a one (1) day meeting to review and clarify any open issues regarding the product definition/specification, schedule, introduction of key personnel, SOW and any other issues germane to the successful completion of the purchase order.

      A System Requirements Review shall take place at BAXS within the first four (4) weeks of contract award to allow LMF personnel to discuss BAXS system requirements, test equipment, interface issues, and any other issues germane to the successful completion of the purchase order. It is anticipated that this meeting shall be for two (2) days.

      A Preliminary Design Review (PDR) shall be conducted at LMF on or about 15
        May 1998. The duration of the PDR shall be not more than two (2) days. The purpose of the meeting is to present the design of the LDI Detector to BAXS personnel prior to manufacture of the two (2) prototype LDI Detectors. Upon approval of the preliminary design by BAXS, LMF shall proceed with the manufacture of the prototype LDI Detectors.

      A Critical Design Review (CDR) shall be conducted at LMF on 30 September
        1998. The duration of the CDR shall be not more than two (2) days. The purpose of the meeting is to present the final design of the LDI Dectector to BAXS inclusive of any design changes that may have resulted from prototype testing. Upon approval of the final design by BAXS. LMF shall proceed with the manufacture of the LDI Detectors.

      A Production Readiness Review (PRR) shall be conducted at LMF in accordance with a mutually acceptable schedule. This review shall take place before LMF begins the manufacture of LDI Detectors. The purpose of the review shall be to present, review, and approve the final design and production specification before going forward with production. Both parties recognize that in order to improve the delivery schedule of products, BAXS may authorize the purchase of certain material in advance of agreeing on a final design. In this event, should there be subsequent changes in the design which render the material obsolete or necessitate rework, BAXS shall be responsible for these additional costs plus reasonable profit.

3.6 PROGRAM PLANNING

LMF shall develop and maintain a detailed schedule for all activities associated with the program. The schedule shall include a timeline plan for all events and a flow diagram that depicts all required tasks and the interralationship of the tasks. Said schedule and flow diagram shall be in contractor format and shall be updated and included with the Monthly Status Report.

Both LMF and BAXS shall assign a management team for this effort that shall cover the following areas:

                                    LMF:                               BAXS:
                                    ----                               ----

Engineering:
Production:
Contracts:
Program Manager:
Quality Control

LMF and BAXS shall identify the lead person for each functional area shown above so that an open line of communication can be maintained over the course of the program.

It is understood that the program manager shall have overall responsibility for the technical and schedule performance of all activities associated with the purchase order. The contracts manager will be the single point contact representative for the each organization.

3.7 TECHNICAL INTERCHANGES

LMF shall support technical interchanges at its facility or via telephone conferences. Technical interchanges requiring travel which may be required by BAXS shall be subject to a change in the purchase order price to accommodate the additional travel costs.

4.0 DATA

LMF shall provide the following data:

        Monthly Status Reports
        Acceptance Test Procedure
        Acceptance Test Results
        Certificate of Conformance
        Program Schedule and Flow Diagram

4.1 MONTHLY STATUS REPORTS

The monthly status reports shall be in contractor format and shall include the following information:

        Progress made during the month.
        Schedule problems and related work arounds.
        Planned activities for the next month.

4.2 ACCEPTANCE TEST PROCEDURE

LMF shall prepare an Acceptance Test Procedure (ATP) for the production LDI Detector to be submitted to BAXS for review and approval thirty (30) days prior to the shipment of the first production LDI Detector. Production LDI Detectors shall be tested in accordance with the approved ATP to verify compliance with the requirements of this Agreement.

4.3 ACCEPTANCE TEST DATA

LMF shall provide acceptance test data with every production LDI Detector delivered. This data shall be submitted on the test data sheet included in the ATP document.

4.4 CERTIFICATE OF CONFORMANCE

LMF shall submit a Certificate of Conformance (COC) indicating compliance of the product to the Specifications with each production LDI Detector delivered.

4.5 PROGRAM SCHEDULE AND FLOW DIAGRAM

LMF shall develop and maintain a detailed schedule for all activities associated with the program. The schedule shall include a timeline plan for all events and a flow diagram that depicts all required tasks and the interralationship of the tasks. Said schedule and flow diagram shall be in contractor format and shall be updated and included with the Monthly Status Report.

5.0 DELIVERABLES

LMF shall provide the following deliverable items:

          DESCRIPTION                        QUANTITY                DELIVERY DATE
          -----------                        --------                -------------
Engineering Prototype LDI Detector           [**]                [**]

Pre-production LDI Detector                  [**]                [**]

Production LDI Detector                      [**]                [**]

Monthly Status Reports                       [**]                [**]

Acceptance Test Procedure                    [**]                [**]

Program Schedule and Flow Diagram            [**]                [**]

Acceptance Test Data                         [**]                [**]

Certificate of Conformance                   [**]                [**]


6.0 MAINTENANCE AND PRODUCT SUPPORT

LMF and BAXS shall conduct discussions regarding a maintenance and repair strategy associated with this program during the NRE phase. The SOW shall be modified to reflect this strategy prior to the delivery of the first production units. This modification will be subject to the changes clause of this Agreement.


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    EXHIBIT B

                                     PRICING

      1. The firm fixed price for the non-recurring engineering associated with this Agreement is [**] of which [**] shall be payable in accordance with the Milestone Payment Schedule in Exhibit D. The remaining [**] shall be amortized over the initial [**] production order in the amount of [**] per unit, which amount is included in the unit price set forth in Paragraph 2 of this Exhibit B.

      2. The firm fixed price for the first [**] production units of the LDI Detector shall be [**].

      3. Option I* to be exercised by August 30, 1999:

                  [**]

      4. Option II* to be exercised by August 30, 2000:

                  [**]

      *Prices for Options I and II are based upon the specific quantities listed, reasonably continuous production and the fact that Option II cannot be exercised without first having exercised Option I.


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    EXHIBIT C

                                   EXCLUSIVITY

      BAXS shall place the following orders for LDI Detectors with LMF in order to maintain the exclusivity set forth in Sections 2.3 and 2.4 of this Agreement:

      1. During the twelve (12) month period commencing with the delivery of the first acceptable production unit of the LDI Detector (the "Initial Period"), BAXS shall order for delivery within the Initial Period at least [**] units of the LDI Detector.

      2. During the twelve (12) month period following the Initial Period, BAXS shall order for delivery within such twelve (12) month period at least [**] units of the LDI Detector.

      3. During the next succeeding twelve (12) month period, BAXS shall order for delivery within such twelve (12) month period at least [**] units of the LDI Detector.

      4. During the next succeeding twelve (12) month period, BAXS shall order for delivery within such twelve (12) month period at least [**]units of the LDI Detector.


[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    EXHIBIT D

                           DEVELOPMENT OF LDI DETECTOR

      LMF shall develop the LDI Detector in accordance with the following:

      1. The LDI Detector shall comply with the Specifications. The development of the LDI Detector shall occur as detailed in the Statement of Work.

      2. The following milestone payment and delivery schedule shall be applicable, it being understood that time is of the essence in connection with all such development:

-----------------------------------------------------------------------------------------
MILESTONE                           DATE                       BAXS PAYMENT
-----------------------------------------------------------------------------------------
1.  Start development               Effective Date             [**]
-----------------------------------------------------------------------------------------
2. Delivery and acceptance          [**]                       [**]
of [**] prototypes
-----------------------------------------------------------------------------------------
3. Delivery and acceptance          [**]                       [**]
of [**] pre-production
units.
-----------------------------------------------------------------------------------------
4. Delivery of first                [**]                       Payment [**]
production units
-----------------------------------------------------------------------------------------

      3. On or about [**], BAXS shall provide LMF with mutually acceptable test equipment to permit LMF to test the LDI Detector with x-ray diffraction. The test equipment shall be capable of performing all required tests called out in the Acceptance Test Procedure. BAXS shall provide the necessary technical assistance to train and support LMF in the installation, check-out and maintenance of the test equipment.

[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.